CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

      I consent to the incorporation by reference in the Registration Statements Nos. 333-68214, 333-56816 and 333-43174 on Form S-8 of DutchFork Bancshares, Inc. of our report dated October 23, 2003 relating to the consolidated balance sheets of DutchFork Bancshares, Inc. as of September 30, 2003 and 2002, and the related consolidated statements of income, comprehensive operations, changes in stockholders' equity and cash flows for the years then ended.


                                                 /s/ Clifton D. Bodiford, CPA
                                                 -------------------------------
                                                 Clifton D. Bodiford, CPA

Columbia, South Carolina
December 29, 2003